VOYAGEUR MUTUAL FUNDS II

Registration No. 811-04989
FORM N-SAR
Annual Period Ended August 31, 2016

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.
WS: MFG_Philadelphia: 904449: v1

WS: MFG_Philadelphia: 865305: v1